EXHIBIT 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made this 8 day of November, 2010 by and between Media Sciences International, Inc. (“MSII”) and Michael Levin (“Consultant”).

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties agree as follows:

1.           SERVICES.  MSII hereby retains Consultant to perform, and Consultant agrees to render to MSII, at the request of MSII, such management, sales and customer relations consulting and advisory services requested by MSII for the term of this Agreement (the “Services”), and Consultant agrees to perform such services as may be reasonably requested of Consultant by MSII.

2.           TERM.  The term for Services of Consultant shall be from the date hereof and through March 31, 2011 (the “Service Period”).   From the date hereof until January 31, 2011, Consultant shall devote such time and efforts as are reasonably consistent with the needs of MSII.  It is explicitly agreed that effective February 1, 2011 Consultant is permitted to enter into employment with third parties on a full time basis, and any Services requested of Consultant will be subject to Consultant’s availability and free time, and Consultant shall have no obligation to perform Services at any particular hours or on any particular days.

3.           COMPENSATION.  Payment for Services relating to the Service Period will be US$150,000, paid in one lump sum payment on the signing hereof.

4.           ADDITIONAL SERVICES.  Subject to any restrictions placed upon Consultant by his contemplated future full time employment, Consultant agrees to hold himself available to provide additional consulting services to MSII after March 31, 2011.  Payment for any consulting services rendered after March 31, 2011 will be at the rate of US$1,000 per day, or portion thereof (based on an 8 hour work day), plus expenses.

5.           CONFIDENTIALITY.  Consultant agrees to not divulge to anyone (other than MSII or any other persons employed or designated by MSII) any knowledge or information of any type whatsoever of a confidential nature relating to the business of MSII or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources).  Consultant further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without prior written consent of MSII.

6.           EXPENSES.  Business expenses incurred by Consultant in the performance of these consulting services will be the responsibility of MSII, and if paid by Consultant, Consultant shall be entitled to prompt reimbursement.  Expenses incurred in excess of $1,000 in any two week period shall be subject to the prior written consent of the Company, which will not be unreasonably withheld.

7.           INDEPENDENT CONTRACTOR.                                                                The relationship of Consultant and MSII is that of an independent contractor and neither this Agreement nor the Services to be rendered hereunder shall for any purpose create any employer-employee relationship nor entitle Consultant to receive any benefit from MSII as a result of such services, except as expressly provided herein.  Consultant will be responsible for all taxes on the compensation received.

8.           TERMINATION.  MSII may terminate Consultant upon thirty days’ prior written notice to Consultant for any of the following reasons:

a.           Consultant’s conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation and final resolution of all appeals therefrom;

b.           Any final court determination of gross or willful conduct of Consultant resulting in substantial loss to MSII, substantial damage to MSII’s reputation or any material theft from MSII;

c.           Other than by reason of physical injury or illness, a final court determination of Consultant’s material failure to perform the duties and responsibilities under this Agreement causing material damage to MSII; or

d.           Any final court determination of any material breach (not covered by any of the clauses (a) through (c)) of any of the provisions of this Agreement, causing material damage to MSII, and such breach was not cured within ten days after written notice thereof to Consultant by MSII.

9.           ASSIGNMENT.  No party may assign any of its rights under this Agreement, except with the prior written consent of the other party, who shall not unreasonably withhold its consent.  This Agreement is a personal services contract, and Consultant may not delegate any performance hereof, absent the specific written approval of the Company.  Notwithstanding anything to the contrary herein, the rights and obligations of MSII hereunder shall be binding upon and run in favor of the successors and assigns of MSII.  Notwithstanding anything to the contrary herein, Consultant shall be entitled to assign his right to payment hereunder.

10.           GOVERNING LAW; CAPTIONS.  This Agreement contains the entire agreement between the parties and shall be governed by the laws of the State of New Jersey.  It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the Board of Directors of MSII.  Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

11.           INVALIDATION OF A CLAUSE.  If any provision of this Agreement is adjudged to be void, invalid, or unenforceable, such provision shall be deleted herefrom and shall not affect the validity of this Agreement and the enforceability of any other provision herein.

12.           PRIOR AGREEMENTS.  This Agreement supersedes and terminates all prior agreements between MSII and Consultant relating to the subject matter hereof.

13.           NOTICES.  Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person to MSII by delivery to its Chairman of the Board of Directors or sent by facsimile, telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

if to MSII:

Media Sciences International, Inc.
8 Allerman Road
Oakland, New Jersey 07436

With a copy to (which shall not constitute notice):

Dan Brecher, Esq.
99 Park Ave, 16th Floor
New York, New York  10016
Phone #:  212-286-0747
Fax #:  212-808-4155

If to Consultant, to:

Michael Levin, at the home address as then on file with MSII

IN WITNESS WHEREOF, MSII by its appropriate officer signed this Agreement and Consultant has signed this Agreement, on and as of the date and year first above written.

MEDIA SCIENCES INTERNATIONAL, INC.

By: /s/ Paul C. Baker
Name: Paul C. Baker
Title: Director

/s/ Michael W. Levin
Michael W. Levin